As filed with the Securities and Exchange Commission on June 16, 2016                              Registration No. 333-210468

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OGL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

RED GROTTO ACQUISITION CORPORATION

(Former name of registrant)

Delaware	0115	47-3165342
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Shan Shui Commercial Building

24 Floor, Xuyi County, Jiangsu Province

Huai River Town 57, China

0517-886 55757

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510 949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock	1,722,000	$4.50	$7,749,000	$780.32

(1)	There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 1,722,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated June 16, 2016

OGL HOLDINGS LTD.

1,722,000 shares of common stock offered by selling shareholders at $4.50 per share

This prospectus relates to the offer and sale of 1,722,000 shares of common stock (the “Shares”) of OGL Holdings Ltd. ("OGL" or the “Company”), $.0001 par value per share, by the holders thereof who are deemed to be statutory underwriters. The shares offered by the selling shareholders (the "Shares") will be offered at a price of $4.50 until the Company’s common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated pries, including (without limitation) in one or more transactions that may take place by ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,722,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. All costs incurred in the registration of the Shares and the Selling Shareholder Shares are being borne by the Company.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price
To Public

Per Common Stock Share Offered	$4.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an "emerging growth company" as defined in the Jumpstart Our Business Startups Act.

The Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

Prospectus dated __________________, 2016

_________________

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

OGL Holdings Ltd. (the "Company") is an early-stage ecologically conscious company formed to design, build and manage an ecological theme park showcasing agriculturally advanced technologies and to produce organic agricultural food utilizing such technology for efficient and non-destructive production. Rapid growth, ecological ignorance, and corporate indifference are things that the Company believes have contributed to the major pollution situation facing China. The Company believes that China is just beginning to develop environmental and ecological programs and the Company intends to help educate and advance these new programs. The agricultural theme park will provide visitors fun attractions and exhibitions including hand picking fruit, seeing high-tech greenhouse cultivation as well as theme park type amusements. The park will provide visitors the opportunity to see the layout and operation of a high-tech smart greenhouse for organic plant cultivation and then use these models for their farms and greenhouses.

The Company was incorporated in the State of Delaware in January, 2015, and was formerly known as Red Grotto Acquisition Corporation. In March, 2015, Red Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In September, 2015, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Red Grotto Acquisition Corporation to OGL Holdings Ltd.

Business

The Company has two major goals:

● to start agricultural tourism by providing the leading industry theme park; and

● to produce organic agricultural food using advanced efficient and non destructive production technology

The Company plans to design, build and manage an ecological theme park showcasing agriculturally advanced technologies and to produce organic agricultural food utilizing such technology for efficient and non-destructive production.

The agricultural theme park will provide visitors fun attractions and exhibitions including fruit picking by hand, high-tech greenhouse cultivation as well as theme park type amusements. The park will also provide visitors the opportunity to see the layout and operation of a high-tech smart greenhouse for organic plant cultivation. The park will be built in accordance to green, organic and effective planting and infrastructure.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to develop and execute project opportunities in the building of theme parks and in the production of organic food products.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for project opportunities, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,722,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 1,722,000 shares of common stock of OGL Holdings Ltd. offered by the holders thereof who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $4.50 until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter at prevailing market or privately negotiated prices in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Common stock outstanding before the offering	21,222,000 (1)

Common stock for sale by selling shareholders	1,722.000

Common stock outstanding after the offering	21,222,000

Offering Price	$ 4.50

Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

In the future, following the completion of this offering, the Company most likely will need to raise capital for the projects which it anticipates to develop. The Company anticipates that it may raise such capital by an offering of its shares of common stock. If the Company does affect equity offerings of its securities and if the price paid for shares offered in such an offering is less than paid by the purchasers of Shares, then such purchasers will suffer a dilution in the value of their shares. Furthermore the issuance of such additional shares may impact the ability of any investor to sell their Shares once such shares are eligible for sale. The Company cannot anticipate that it will be able to affect such additional offerings of its securities and then failure of it to do so may severely impact its available capital to develop any of its ecological or organic food products. Or further its business plan.

SUMMARY FINANCIAL INFORMATION

The following table provides summary financial statement data as of the fiscal year ended December 31, 2015. The financial statement data as of the fiscal year ended December 31, 2015, has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

BALANCE SHEET	As of December 31, 2015
Total Assets	$0.00
Total Liabilities	$0.00
Stockholders’ Equity	$113,241

OPERATING DATA	Year Ended December 31, 2015
Revenue	$0.00
Net Loss	$113,241
Net Loss Per Share	$0.005

RISK FACTORS

A purchase of any Shares is an investment in the Company's common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its president and other officers.

The Company is a development stage company and has no operating history and it is therefore not possible for an investor to assess prior performance or determine whether it will likely meet its projected business plan. Such lack of experience may result in the Company experiencing difficulty in adequately designing or building any project, thereby causing the project to function improperly or provide inadequate utility for which it is intended. If the Company’s projects cannot be completed or consistently function improperly or perform below expectations, the Company will likely be unable to market and sell many of its projects or products. An investor will be required to make an investment decision based solely on the management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the building and managing of ecological theme parks and producing organically grown food.

The Company’s independent auditors have issued a report questioning the Company's ability to continue as a going concern.

The report of the Company's independent auditors contained in the Company's financial statements for the year ended December 31, 2015 includes a paragraph that explains that the Company has experienced recurring losses and has an accumulated deficit during the development stage of $ 113,241. These matters raise substantial doubt regarding the Company's ability to continue as a going concern without the influx of capital through the sale of its securities or through development of its operations.

The Company has accumulated deficit as of December 31, 2015 of $ 113,241.

As of December 31, 2015, the Company has an accumulated deficit of $ 113,241. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company's common stock. The offering price for the Shares has been arbitrarily determined and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company will require capital to build the greenhouses and develop an Agricultural Theme Park on the leased Farmland.

As of December 31, 2015, the Company had an accumulated net loss of $ 113,241. The Company not receive any funds from the sale of the Shares offered herein and will require capital by loans, joint ventures or sale of its securities in order to execute its current business plan, namely to purchase parcels and develop the agricultural theme park and to provide acreage for advanced organic farming. As a result, the Company may not be able to successfully implement its business model. To become profitable, the Company must successfully commercialize its projects, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

We will need additional financing to expand our business plan.

We will require additional financing to initiate and sustain our business operations including the payment of the balance of a lease obligation of $1,000,000 due in September 2016. We had a deficit working capital as of March 31, 2016 of $ was $1,049,481. We do not currently have any arrangements for additional financing and we can provide no assurance to investors that we will be able to find additional financing as required.  Obtaining additional financing would be subject to a number of factors, including market prices for our products, investor acceptance of our properties, and the general economic climate.  These factors may make the timing, amount, terms or conditions of additional financing unfavorable to us.  The most likely source of future funds would most likely be through the sale of additional equity capital and loans and proceeds from operations.  Any sale of additional shares will result in dilution to existing stockholders, while incurring additional debt may result in encumbrances on our property and future cash flows. The inability of the Company to gain access to capital markets or obtain acceptable financing will have a material adverse effect upon the results of our operations and our financial condition. The proceeds from the sale of the securities offered in this registration statement will go directly to the Selling Stockholders holder and not to the Company. As such, this offering might negatively affect our ability to raise needed funds through a primary offering of our securities in the future. Furthermore, although we have started to receive revenue from our operations there is no assurance that the revenue will exceed our expenses or if there are net profits that they will be enough to meet our September 2016 lease obligation of $1,000,000.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

Investors in the offering may experience immediate dilution of the value of their shares.

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the price per share paid by investors ($4.50) and the net tangible book value per share immediately after completion of the Offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the $4.50 paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the $4.50 purchase price.

There has been no prior public market for the Company’s common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company's securities and the Company cannot assure any purchaser that a market will develop subsequent to this offering. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board. However, the Company does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market. If for any reason a trading market for the Shares does not develop, investors may have difficulty selling their common stock should they desire to do so.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 20,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $4.50 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $4.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,722,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders will offer their shares at an offering price of $4.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market if a market should develop.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares.

PLAN OF DISTRIBUTION

General

The selling shareholders may seek an underwriter, broker-dealer or selling agent to sell the Shares. As of the date of this prospectus, no selling shareholder has entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares. The Company has no arrangements nor has it entered into any agreement with any underwriters, broker-dealers or selling agents for the sale of the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates unless earlier closed.

Selling Shareholders

The selling shareholders will offer their shares at an offering price of $4.50 per share until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Shares. Of the 1,722,000 Shares included in the registration statement, of which this prospectus is a part, none are held by any officers, affiliates or directors.

Resale of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resale of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resale of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company's certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 21,222,000 shares were outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares are designated or outstanding.

Common Stock

The Company is registering 1,722,000 shares of common stock offered for sale to the public by the holders thereof (selling shareholders) at an offering price of $4.50 per share. The selling shareholders will offer the Shares at $4.50 until such time as the Shares are quoted on the OTC Bulletin Board and offered thereafter by the selling shareholders at prevailing market or privately negotiated prices including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale or at prevailing market prices if a market should develop.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The voting powers and preferences, the relative rights of each series, and the qualifications, limitations, and restrictions on such preferred stock shall be established by the board of directors, except that no holder of preferred stock shall have preemptive rights.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS AND BUSINESS PLAN

Overview

OGL Holdings Ltd. has two goals, to design, build and manage an ecological theme park and to produce organic agricultural food using advanced technology for efficient and sustainable production. The Company, along with its strategic partner, China’s Jiangsu O.G.L Organic Company, is working to building an agriculture based, high technology company to assist agriculture and rural farmers and to promote modern agriculture.

The Company envisions an Eco-Agricultural Tourism Park that will provide visitors with many fun attractions such as exhibitions, fruit picking, high-tech greenhouse cultivation exhibits and much more. The park will feature and promote green, organic and effective planting and infrastructure. The park will also promote tourist education on layout of the high-tech smart greenhouse organic plant cultivation. This park is strategically situated near an ancient Chinese Ming Dynasty mausoleum which the Company anticipates will help bring in extra tourists.

Development Phases

In the First phase, the Company will acquire the exclusive right to use the business license of Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. to establish the agriculture business in China. The Company will lease the Organic Exhibition Garden from Jiangsu OGL for $100,000 USD per year starting from April 1, 2016. The first leasing payment will be due on March 31, 2017. This Garden has over 49,136 sq. meters to demonstrate the high-tech greenhouse organic plant cultivation. The Garden will showcase the hydroponic and vertical organic farming for educational purposes. Other features of the exhibition center will include herbal planting, and different fruits and vegetables, and flowers for sightseeing. The ticket price is $50 RMB (about $7.8 USD) per visit. The revenue from this Garden including the sale of the fresh produce and the ticket price commenced in April 1, 2016. To date the Company has generated $62,850 USD and expects to generate $100,000 USD for the quarter ending June 1, 2016.

In the Second phase, OGL will build a 6000 sq. meter processing plant for the organic fruit and vegetables. This will include juice production, dry fruit production, and packaging of the fresh produce. A 600 sq. meter Agricultural research and development laboratory will be built for further agricultural development. The Second phase will not begin until our common stock begins to trade. This phase will require approximately $5,000,000 USD to build out and will take one year to complete the process. Although we believe that having a public company with its stock trading may help the raising of capital to complete the Second phase, there is no assurance that such capital will be raised and therefore the processing plant will not be built.

In the Third phase, an Eco-Agricultural Tourism Theme Park will be built on a 3000 Acre Farmland. 200 log house units will be built around a 1000 acre artificial lake. A 1000 sq. meter Organic Food Restaurant will be built on the lake so that the tourists can enjoy the scenery of the lake while enjoying the Organic food from the restaurant. The Theme Park will have several attractions that include Hot Air Balloon rides, boating on the lake and children’s water park, u-pick for fruit area and water fruit market (fruits and vegetables sold on small boats) like the famous Thailand water market. This Third phase is a logical extension of our business but it will cost around $200,000,000 USD and take at least four years to complete the whole project. There is no assurance that this Third phase will ever be started let alone completed.

Eco-Agricultural Tourism Theme Park Attractions

The Company anticipates incorporating the following attractions as part of the eco-agricultural park:

●	Man-made approximate 1000 acre lake on 3000 Acres of farmland
●	Fishing and boating
●	Children’s Water Park
●	Hot Balloon ride
●	Greenhouses for U-pick
●	Water fruit market
●	Convenience shop, green supermarket and tourism square
●	Off-road walking paths and a bicycle street
●	Electric park shuttle service for visitors
●	Wide variety of eating options including buffet, organic restaurant and special meals produced from organic greens
●	Teahouse and café
●	Fruit wineries
●	Exhibits and demonstrations on hydroponics and vertical farming in greenhouses

Acquisition of License from Jiangsu O.G.L. Ecological Agriculture Science and Technologies Co., Ltd. (“Jiangsu OGL”)

On February 26, 2016, the Company entered into a Licensing Agreement with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”). Jiangsu OGL has a business license to operate in China to develop an agricultural business in farming, and buying and selling agricultural produce that includes: vegetables, fruits, flowers, and herbs. The license also allows Jiangsu OGL to build and operate greenhouses and Eco-Agricultural Tourism Theme Park in Jiangsu, China. Jiangsu OGL has a land use contract with the Jiangsu Provincial Government to lease 7,020 acres of farmland in Jiangsu, China for 50 years. This contract started on Nov 26, 2013 and will end on Nov 25, 2063. The cost is $800Rmb per acre annually with the total cost equal to $5,616,000 RMB ($860,000 USD) per year.

By the end of 2015, the Organic Exhibition Garden (49,136 square meter) was built on the 7020 acres leasing farming by Jiangsu OGL and opened to the public for an entrance fee of $ 50 RMB ($7.8 USD). Visitors can learn, experience, and see different Chinese Farming History in the Garden through the informational tour guides and can buy fresh produce after they complete the tour.

In accordance with the License Agreement, Jiangsu OGL has granted the exclusive right to OGL to use the business license to operate farming buy and sell agricultural produce that includes vegetables, fruits, flowers and herbs. This licensing agreement also allows OGL to lease and operate the Organic Exhibition Garden as well as to build an Eco-Agricultural Tourism Theme Park on the 7,020 Acres Farming in Jiangsu.

The Company will pay an aggregate value of $6,499,000 for the exclusive right to use Jiangsu OGL’s business license, to build a 3000 acre Eco-Agriculture Tourism Theme Park in China and the right to lease the Organic Exhibition Garden. This aggregate value includes 1,222,000 shares, equivalent to $5,499,000 (calculated at $4.50 per share), to 38 Jiangsu OGL shareholders. The balance of $1,000,000 will be paid in cash to Jiangsu OGL’s major partner (OGL Group Pte Ltd) by September 30, 2016. The Organic Exhibition Garden is 49,136 square meters in size and is located on the 7,020 acres farmland in Jiangsu, China (www.jsogl.com ). It is now open to the public for an entrance fee $50 RMB (USD$7.8) for the visitors. The visitors can view and experience the greenhouses, plants, and purchase fresh produce. The Company will pay a $100,000 USD leasing fee for the Organic Exhibition Garden with the first leasing fee due on March 31, 2017. The revenue generated from the Organic Exhibition Garden from selling the produce and the entrance tickets will begin on April 1, 2016. The Organic Exhibition Garden terms and conditions will be renegotiated every 2 years

The Company intends to make an equity offering of its common stock to raise the cash required for the acquisition. If it cannot raise the required cash, the Company will issue additional shares of common stock in lieu of cash as set forth above.

Incorporation of New technologies

Rapid growth, ecological ignorance, and corporate indifference are things that the Company believes have contributed to the major pollution situation facing China. It is estimated that 150 million miles of China’s cultivated land have been polluted with contaminated water being used to irrigate a further 31.5 million miles and another two million miles have been covered or destroyed by solid waste. In total, these areas account for approximately one-tenth of China’s cultivatable land and are mostly in economically developed areas.

The Company is dedicated to changing the status quo and providing a leadership role for ecological improvement in China.

The Company plans that its entire ecological park will be supported by energy cultivated by solar panels. These solar panels will run the farms, the attractions, and in the long run save money and lesson our carbon foot print. Nature will provide the energy and we will do our best to preserve it.

An increasing population and rapid economic growth as well as lax environmental oversight have increased water demand and pollution. Pesticides used in current agricultural farms are washed away from rain fall and watering which eventually finds its way into the drinking water. The soil used to grow produce that feeds people is not much better and is far from acceptable; many illnesses are linked to constant health violations in China.

The Company intends to utilize some or all of the following new technologies in its own farms and greenhouses and plans to exhibit and educate on these systems at the ecological park.

Hydroponics

To counteract the use of pesticides some farms will incorporate a Hydroponic system. This system is farming without soil and only with water. Special plant nutrients are added to the water source and the plant roots touch a small film of water to absorb all the nutrients it needs. This greatly reduces the amount of water needed and since the farm runs in a green house, produce growth is no longer reliant on seasons and can grow all year. In addition, no soil means no/less bugs and therefore no harmful pesticides. The Company’s farms will be planted using the Hydroponics systems and the park greenhouses will highlight Hydroponics with examples of plantings using the system, education about the system and advice on implementing the system.

Vertical Farming

China is facing an overpopulation problem and space is becoming an ever growing concern which is why vertical farming offers such a positive technology. Comparing traditional farming to vertical farming is no contest; vertical farming takes less room, allows you to produce more, and easily aligns with any method or system implemented. Vertical farming will be an integral part in the Company’s farms. The Company’s vertical farming consists of rows of multilevel shelving each holding trays growing producing, whether lettuce, tomatoes, carrots, or whatever.

Vertical farming is still in the early stages in the world of agriculture. Every year more and more people are finding vertical farming to be more efficient and effective compared to traditional farming. With the growing population, good quality food is getting more and more expensive.

The Company intends to be at the forefront of large scale organic food produced from vertical farming. All vertical farming will be held in high tech greenhouses capable of controlling humidity and temperature.

Fruit Wineries

Fruit wines are typically less popular than regular wines because grape wines already have an established image and have balanced quantities of sugar, acid, tannin, nutritive salts for yeast feeding and water to naturally produce a stable, drinkable wine. Other fruits do not have this balance and often the essential components are too erratic to make good tasting wine. However when you fill in the missing components the taste can rival that of already well known high quality “wines”.

The Company intends that the ecological theme park will have wineries catering to different fruits. Fruit wines, though not as popular as regular grape wine, have a good following in parts of the world. In Mexico pineapple wine is very popular, Korea and Japan like plum wine, and America loves different varieties of fruit wines. The Company intends to establish fruit wine tours and sample tastings as packages for those interested.

Nearby Attractions for Tourists

The Company has chosen an area in which to develop its ecological theme park which has many other attractions that will draw tourists and clients. China is home to many historical landmarks, some depict the rich history of China while others are a remembrance of what used to be. The Ming Ancestor mausoleum is both. The Ming Ancestor mausoleum, built by the First Emperor of the Ming Dynasty, is visited by many hoping to experience China’s deep history. The ecological theme park is designed to be strategically near this mausoleum to increase the tourist activity.

Future Expansion

The Company plans that its organic produce will be available for purchase at its farms or through its website. The Company intends to offer free tours of its greenhouses that grow the produce to educate and let them taste the produce. The public will be asked to become a member of the company’s food club. Members will simply be registered users who have the right to use and purchase the Company’s goods. The Company also intends to sell its produce in bulk to food distributors and to retail food markets.

Fruit wineries will be a main attraction as well as a growing brand. The Company will have wine tasting and sell wine bottles on the spot and as it grows its brand name, the Company will look to ship to foreign countries, mainly the U.S.

The Company hopes that as it grows people will begin to see the extreme benefit of ecological farming utilizing new technology and methods and that the Company will begin discussions with the Chinese government to set up and approve senior housing next to the farms. We hope that this will provide great benefits to seniors who have access to fresh and healthy food daily as well as growing a strong senior community.

The Company also believes that as the popularity of its ecological farms increase it will begin talks for partnerships with other provinces /cities in China.

Corporate Vision

The Company is committed to actively engaging in environmental protection, improvement of people’s life quality, social responsibility and economic development to achieve sustainable development. The Company intends to build China’s Eco-Agriculture Tourism Theme Park creating the nation’s largest chain of high-tech eco-agriculture farms and greenhouses.

Industry Analysis

Organic production of agricultural products has been the highlight of world agriculture in recent years. A large number of countries have commercial production of certified organic agricultural products, primarily European countries, the United States and Canada. The commercial production of organic agricultural products is relatively small but the Company believes there is a huge potential for development based on the following factors:

(1) consumer awareness of health and environment problems and consciousness of health and environmental protection is dramatically increasing. This will and already has shown increasing potential in the organic produce market.

(2) giant corporations like McDonald‘s and Nestle has entered the organic agricultural industry. They are increasingly sponsoring commercials that highlight their organic produce and products.

(3) the agricultural processing sector for organic products has seen great development with improved packaging and promoting international trade in organic agricultural products.

(4) support policies instituted by governments in many countries.

Competitors

OGL’s main business is a combination of Agriculture in Vegetable production and theme park entertainment. They grow their produce through a hydroponic system which gives them the edge in their market as growing organic and healthy vegetables.

Currently the lands of China are dominated by traditional farmers and farming methods. There are few hydroponic growers in China and only several near OGL’s farm. Though there are the few farms that can offer produce similar to that of OGL’s produce, none are at the scale at which OGL operates. OGL will be able to offer their produce at a cost lower than competitors because of lower overhead cost per output and be able to supply it to large retail chains consistently. Not to mention the growing demand of consumers who want organic produce, even with competitors the market is too huge to be covered by the current suppliers. As of April 1, 2016, the Company acquired full access of Jiangsu OGL’s operations in their Organic Exhibition Garden. The Company’s method of farming differs compared to the surrounding farms. The Company’s produce will be mainly grown Hydroponically and as of recently, the Company knows of no other farms near its base of operations that are producing their products using our method and on a scale that we do it.

Within the theme park industry, OGL’s closest competitor would be China Wu Culture Expo Park. They are a theme park that is largely based on cultural experience for the tourist. In terms of competition they are really only a competitor if the tourists don’t actually know which theme park to go to. OGL’s theme park is based on the whole agriculture experience. It tries to teach and incorporate tourist into the farm by providing them with educational activities, doing the actual picking of the vegetables, tour the wide scale area in which they will experience how the farms food is grown and how they taste.

In general, OGL is both an agricultural farm and theme park. There have been a few businesses similar to this type of setup but those were ultimately unsuccessful. OGL will incorporate the newest technology and be able to provide an abundance of food for China’s population. They are also located near a famous mausoleum not far away which will influence potential tourist to visit their theme park. OGL believes that it will be able to dominate its own market as a farm/theme park hybrid with little to no competition.

Market Analysis

Target Demographic

The Company’s primarily target group is families, children, and university students. The ecological theme park will have a multitude of activities that cater to a family vacation from fishing to sightseeing and from fun games to all-you-can-eats. In addition to this fun family vacation, the theme park will provide a great learning experience about ecology, environment and sustainable farming.

In addition to being a theme park and vacation spot, the ecological theme park is still an organic farm which utilizes cutting edge agricultural technologies. The Company intends to establish relationships with universities and schools so that students can come to learn and study the technology and methods used in the production of organic food.

Marketing

The Company will initially try to create interest and excitement about the opening of the ecological theme park through all major social outlets. To generate a crowd, the Company plans to hold free opening day ticket events on these social media sites and promote the theme park daily.

The Company plans Exclusive tours to be given to high profile tourist bloggers who will review the theme park on their Internet sites. Finally just before the theme park is ready to open, the Company will transition to television marketing and talks with travel agencies.

Description of Property

The Company owns no real estate.  Its corporate office is in Jiangsu Province, Peoples Republic of China, is approximately 2,000 sq.ft. in size and is provided to the Company, at no cost, by Mr. Lim, the Company’s president.

Employees

Currently the Company has no employees other than its three executive officers and directors who devote approximately 50% of their time to the business of the Company.

THE COMPANY

The Company, formerly known as Red Grotto Acquisition Corporation, was incorporated in Delaware on January 12, 2015, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In March, 2015, Red Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 to become a public reporting company.

In September 2015, the Company redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950, the then current officers and directors resigned, and the Company changed its name to OGL Holdings, Ltd. The new officers and directors were appointed and elected and the Company issued 19,500,000 shares of its common stock to three shareholders:

Lim, Kun Lim	Chairman and President,	5,202,000
	Director
Tian, ChunZhi	Chief Executive Officer,	4,998,000
	Director
Jiangsu O.G.L. Ecological Agriculture Science and
Technology Co., Ltd.	Shareholder	9,200,000
SG Resources Inc.	Shareholder	100,000

The Company has signed an agreement with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”) on February 26, 2016. This agreement grants the Company an exclusive right to use Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd.’s business license to operate and develop the agriculture and tourism business on 7,020 acres farmland in Jiangsu, China.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Agreement with Tiber Creek Corporation

The Company entered into an agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance in effecting transactions for the Company to become a public company, including the preparation and filing a registration statement with the Securities and Exchange Commission, assistance with applicable state requirements, advise and assistance on listing its securities on a trading exchange, assistance in establishing and maintaining relationships with market makers and broker-dealer, and assistance in other transactions, marketing and corporate structure activities available at that time.

Subsidiaries

The Company has no subsidiaries.

Reports to Security Holders

In March 2015 the Company (as Red Grotto Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001634421.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in January 2015. As of the periods from inception, through the date of this prospectus, the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its development stage activities. The Company has experienced a net loss of $ 113,241, an accumulated deficit of $ 113,241 and has no liabilities. The Company estimates it will need approximately $ 1,500,000 in additional funds to affect its business plan.

Going Concern

The Company has negative working capital, has incurred losses since inception, and has not yet received significant revenues from sales of products or services. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.

Management’s plans include selling its equity securities and obtaining debt or other financing to fund its capital requirement and on-going operations; however, there can be no assurance the Company will be successful in these efforts. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

Overview

The Company is an early-stage ecologically conscious company formed to design, build and manage an ecological theme park showcasing agriculturally advanced technologies and to produce organic agricultural food utilizing such technology for efficient and non-destructive production. The agricultural theme park will provide visitors fun attractions and exhibitions including hand picking fruit, seeing high-tech greenhouse cultivation as well as theme park type amusements. The park will provide visitors the opportunity to see the layout and operation of a high-tech smart greenhouse for organic plant cultivation and then use these models for their farms and greenhouses.

Anticipated Timeline, Cost and Summary of Business Plan

The Company has signed an agreement with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”) on February 26, 2016. This agreement grants the Company an exclusive right to use Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd.’s business license to operate, develop agriculture and tourism business on 7,020 acres farmland in Jiangsu, China. The Company will also lease and operate the Organic Exhibition Garden that is owned by Jiangsu OGL.

The Organic Exhibition Garden is 49,136 square meters in size and is located on the 7,020 acres farmland in Jiangsu, China (www.jsogl.com). It is now open to the public for an entrance fee $50 RMB (USD$7.8) for the visitors. The visitors can view and experience the greenhouses, plants, and purchase fresh produce. The Company will pay $100,000 USD leasing fee for the Organic Exhibition Garden with the first leasing fee due on March 31, 2017. Starting from April 1, 2016, OGL will receive revenue from Organic Exhibition Garden through the entrance ticket and the selling of the produce from the Garden.

The Company will pay an aggregate value of $6,499,000 for the exclusive right to use Jiangsu OGL’s business license and the right to lease the Organic Exhibition Garden. This aggregate value includes 1,222,000 shares, equivalent to $5,499,000 (calculated at $4.50 per share), to 38 Jiangsu OGL shareholders. The balance of $1,000,000 will be paid in cash to Jiangsu OGL’s major partner (OGL Group Pte Ltd) by September 30, 2016. The Organic Exhibition Garden terms and conditions will be renegotiated every 2 years.

Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. is owned by OGL Group Pte Ltd. Mr. Lim Kun Lim and Ms. Tian Chunzhi are the major shareholders of the Company and the acquisition is not an arm’s length transaction.

Mr. Lim – Chairman and President of the company agrees to pay all operation expenses for the Company as Director’s loan with no interest calculated until the Company can raise sufficient funds for its operation and project development.

The Company anticipates that it will need approximately $ 1,500,000 to execute the licensing agreement and the operation of the Organic Exhibition Garden that will begin on April 1, 2016.

As of March 7, 2016, the Company had no cash and has earned no revenues nor realized any profits.

The Company intends to make an equity offering of its common stock for the acquisition and operation expenses. If it cannot raise the required cash, the Company will issue additional shares of common stock in lieu of cash.

Potential Revenue

The Company intends to earn revenue from sale of its organic products, tourist entrance and ancillary fees at its ecological theme park and development of other services and products related to its advanced agricultural technology, greenhouses, farms and products.

The Company will start the operation of the Organic Exhibition Garden on April 1, 2016. The revenue of this operation will include the entrance fee and selling of produce from the Garden.

Alternative Financial Planning

Mr. Lim, Kun Lim – Chairman and President of the Company will pay all operation expenses for the Company as Director’s loan with no interest calculated until the Company can raise sufficient funds for its operation and project development.

Equipment Financing

The Company has no existing equipment financing arrangements.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will result in any operations or that any operations, if begun, will generate revenues. The Company will need additional capital, but there is no assurance that the Company will be able to obtain such capital on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of Period from Inception to December 31, 2015

As of December 31, 2015, the Company had no cash. The Company‘s expenses are paid by a loan provided by the President of the Company, Lim Kun Lim. There is no interest or repayment term set on the loan but request for repayment cannot be earlier then Sept 30, 2016. Mr. Lim has agreed to pay the operation expenses of the Company until the Company can raise sufficient funds for its operation and project development.

The Company hopes to raise an initial $1,500,000 which will allow it to complete the acquisition of business license of Jiangsu OGL and the licensing fees for the Organic Exhibition Garden and the working capital for the operation of the Organic Exhibition Garden. The Company will start to have income from Jiangsu OGL through the sales from the Greenhouse Organic Produce and the tourist entrance ticket from the Organic Exhibition Center by April 1, 2016.

If the company cannot raise the required $1,500,000 to complete the acquisition of the exclusive use of the business license for agriculture business, the Company will amend the agreement with Jiangsu OGL to issue additional shares of common stock to Jiangsu OGL in lieu of the cash payment.

The Company anticipates that it will make an offering of its common stock to raise equity for the completion of the licensing agreement signed on December 22, 2015 and the development of the Eco- Agricultural Tourism Park.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Lim, Kun Lim	64	Chairman and President, Director	2015
Tian, ChunZhi	53	Chief Executive Officer, Director	2015
Cheng, Yee Fai Fred	57	Chief Financial Officer, Secretary, Director	2015

Lim, Kun Lim serves as President, Chairman and a director of the Company. Mr. Lim is a citizen of Singapore. Mr. Lim graduated from Singapore National University Department of Industrial Engineering and Management. He has over 37 years in corporate planning and management. He is the current president and chairman of OGL Group Pte. Ltd and this company is in research and development of agriculture farming and he has worked there for the past 5 years. He is also working as the current president and chairman of Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd., since May 4, 2014 this company does farming using the latest technology methods.

Tian, ChunZhi serves as Chief Executive Officer and a director of the Company. Ms. Tian is a permanent resident of Singapore. Ms. Tian is responsible for all day-to-day management decisions and implements the Company’s long and short term plans. For the past 5 years she has worked as the CEO of OGL Group Pte. Ltd. And this company is in research and development of agriculture farming. She also serves as C EO of Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. since May 4, 2014. This company does farming using the latest technology methods. She has over 29 years of experience in finance, accounting and corporate tax management. Ms. Tan graduated from Wuhan University, department of economics and management.

Yee Fai Fred Cheng, PhD serves as Chief Financial Officer, Secretary and a director of the Company. Mr. Cheng is a resident of Hong Kong. He is a certified public accountant of Hong Kong and Singapore and a chartered accountant in Canada, New Zealand and Australia. He has over 30 years of experience in corporate structure, planning, accounting, taxation and corporate listing. He is currently the CFO of Adnet International Ltd. (“Adnet”) and has worked there for the past 8 years. Adnet provides business consulting and accounting services to their clients. In 2012, he earned his PhD from York University in the United States with a major in financial and management.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company’s board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

Technical Team

The technical support for the greenhouses and the Organic Exhibition Garden is provided on a consulting basis by the Agri-Food & Veterinary Authority of Singapore (AVA). The Organic Exhibition Garden has 20 employees who have more than five-years of practical experience in ecological farming operation and have Masters and Bachelor degrees of Agronomy. They have bio-fertilizer production, composting, and biological pesticides experience as well as practical experience in breeding, such as the production and use of natural enzymes and can solve most of the problems occurring during organic farming.

EXECUTIVE COMPENSATION

Discussion of Compensation Table

The Company has not paid any compensation to date. The Company anticipates that it will commence payment of compensation. No officer or director received any salary or stock or stock awards in 2015.

Employment Agreements

The Company has not entered into employment agreements with any of its employees or officers.

Anticipated Officer and Director Remuneration

The Company has not to date paid any compensation to any officer or director nor is any compensation owned to any officer or director as of date hereto. The Company intends to begin to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches profitability, experiences positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class (1)
Lim, Kun Lim	Chairman, President, and Director	5,202,000	24%
Tian, ChunZhi	Chief Executive Officer, and Director	4,998,000	23%
Cheng, Yee Fai Fred	Chief Financial Officer, Secretary and Director	0	0%
Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd.	Shareholder	9,200,000	43%
Officers and directors as a group (3)		10,200,000	47%

 (1) Based upon 21,222,000 shares outstanding as of the date of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially owned 10,000,000 shares of common stock of the Company for which each paid $1,000. As part of the change of control, Messrs. Cassidy and McKillop each consented to the redemption of 9,750,000 shares of the common stock held by each of them for a redemption price of $975 each.

Each of Messrs. Cassidy and McKillop retains 250,000 shares and is a selling shareholder in this registration statement. As the initial shareholder/officer of the Company, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the corporate documents and preparation of the initial registration statement. Mr. Cassidy continues to provide legal services to the Company through its arrangement with Tiber Creek Corporation in the preparation of this registration statement and assistance in preparation of certain of its filings required pursuant to the Securities Exchange Act of 1934. Mr. McKillop, through Tiber Creek Corporation, will provide services to the Company, if needed, in facilitating introductions and meetings with professionals in the brokerage and financial communities.

On February 26, 2016, the Company entered into a Licensing Agreement to operate in China the development of an agriculture business in farming (the “Agreement”) with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”).  Jiangsu OGL is owned by Mr. Lim and Ms. Tian, the President and CEO, respectively, of the Company.  This was not an arms-length transaction..  The Board of Directors believes that the terms and conditions of the Agreement are reasonable if not more advantageous for the Company than it could have negotiated with a not-affiliated third party.

In accordance with a March 29, 2016 Board of Directors meeting, Mr. Lim – Chairman and President of the company agreed to pay all operation expenses for the Company as Director’s loan with no interest calculated until the Company can raise sufficient funds for its operation and project development. This was an oral agreement between the Company and Mr. Lim.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,722,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $4.50 per share, until the close of the Offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be “underwriters” under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
PAN LING ER	1000	*	0	0%
MENG QIONG	10000	*	0	0%
TANG JI LIANG	20000	*	0	0%
CHENG MIN QIANG	10000	*	0	0%
ZHU XU	5000	*	0	0%
ZHANG XIA	5000	*	0	0%
ZNEG XIU ZHU	10000	*	0	0%
DENG LI NA	1000	*	0	0%
LI YAN ZHEN	30000	*	0	0%
QI XIAN CHEN	4000	*	0	0%
SI NA	20000	*	0	0%
HU JIN	3000	*	0	0%
RUI HONG QUAN	10000	*	0	0%
PENG XING	5000	*	0	0%
LIM ING HUEY	300000	1.4%	0	0%
CHENG JIE	60000	*	0	0%
KELVIN LIM CHING SONG	50000	*	0	0%
LIN FU IC	5000	*	0	0%
LOW SOW KUAN	55000	*	0	0%
NG CHONG BIN	5000	*	0	0%
OHG GWEK NEOH	100000	*	0	0%
YEO LAY YAN	50000	*	0	0%
ANG TUAN CHAI	50000	*	0	0%
LUO YUN	5000	*	0	0%
NG LOO HOE	50000	*	0	0%
PU MUI PANG	50000	*	0	0%
TOH ENG WAH	50000	*	0	0%
CHENG CHUAN	210000	1%	0	0%
HUANG HAI TAO	10000	*	0	0%
SIEW BENG YIU	20000	*	0	0%
TIAN QING	5000	*	0	0%
WANG JUN LI	5000	*	0	0%
YU KAI JIE	1000	*	0	0%
ZHU TAO	1000	*	0	0%
GUO QING ZONG	1000	*	0	0%
ZHONG XIU JUAN	1000	*	0	0%
LIANG ZHI YUN	2000	*	0	0%
LIN LI	2000	*	0	0%
TIBER CREEK CORPORATION(2)	250000	1.2%	0	0%
ABN BRIDGE CORPORATION(3)	250000	1.2%	0	0%
	1722000

*	Less than 1%.
(1)	Based on 21,222,000 shares outstanding as of the date of this prospectus.
(2)	Tiber Creek Corporation provides certain services to the Company as discussed herein. Mr. James Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation, and thus may be deemed the beneficial owner of the shares held by Tiber Creek Corporation.
(3)	ABN Bridge Corporation works with Tiber Creek Corporation to provide services to the Company. Mr. James McKillop is the sole shareholder of ABN Bridge Corporation, and thus may be deemed the beneficial owner or the shares held by ABN Bridge Corporation.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company's certificate of incorporation and amendments thereto, the Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 21,222,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which none have been designated or issued.

Common Stock

The Company is registering 1,722,000 shares of common stock offered for sale the holders thereof (selling shareholders) at an offering price of $4.50 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the Articles of Incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Company has 20,000,000 authorized undesignated shares of preferred stock. As of date hereof, no designation of any series of preferred stock has been created and no shares issued. The board of directors is has the authority to effect a series of preferred stock and designate the rights and preferences thereto.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company's common stock.

Admission to Quotation on the OTC Bulletin Board

If and when the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. There is no assurance that the Company will ever meet such qualifications. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids; offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

If the Company is not able to qualify for quotation on the OTC Bulletin Board or for other reasons, the Company may elect to have its securities initially traded in the OTC Markets Group Inc. (formerly the Pink OTC Markets, aka the "Pink Sheets"). The OTC Markets Group Inc. is the largest electronic marketplace for broker-dealers to trade unlisted stocks. In general there is greater liquidity for traded securities on the OTC Bulletin Board. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Dividends

The Company has not paid any dividends to date.

LEGAL MATTERS

Cassidy & Associates, Newport Beach, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.

EXPERTS

The financial statements of our company included in this prospectus and in the registration statement for the year ended December 31, 2015 has been audited by Anton & Chia, LLC, independent registered public accounting firm, Newport Beach, California to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

INCORPORATION OF DOCUMENTS BY REFERENCE

We have elected to incorporate by reference certain information in this prospectus pursuant to General Instruction VII of Form S-1 in accordance with the Securities Exchange Act of 1934. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed on May 27, 2016;

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

OGL Holdings, Ltd.: Investor Relations 24 Floor, Xuyi County, Jiangsu Provence, Huai River Town 57, China19.

You may also read and copy our annual, quarterly and current reports, and other SEC filings at our website, http://www.amedica.com, and at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC- 0330. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

OLG HOLDINGS LTD.

FINANCIAL STATEMENTS

26

OGL Holdings Ltd.

Condensed Balance Sheets

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$-	$-
Total Current Assets	-	-

Property & equipment, net	35,255	-

Licensing rights	122	-

Total Assets	$35,377	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Payable to related party	$49,481	$-
Total Current Liabilities	49,481	-

Total Liabilities	49,481	-

Commitments and Contingencies (Note 5)

Stockholders' Equity (Deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding at March 31, 2016 and December 31, 2015, respectively	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 21,222,000 shares and 20,000,000 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	2,122	2,000
Discount on common stock	(2,000)	(2,000)
Additional paid in capital	113,241	113,241
Deficit accumulated during development stage	(127,467)	(113,241)
Total Stockholders' Equity (Deficit)	(14,104)	-

Total Liabilities and Stockholders' Equity (Deficit)	$35,377	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F- 1

OGL Holdings Ltd.

Condensed Statements of Operations

	For the Three Months Ended March 31, 2016	For the Period from January 12, 2015 (Inception) to March 31, 2015
	(Unaudited)	(Unaudited)

Revenue	$-	$-

Cost of Revenue	-	-

Gross Profit	-	-

Operating Expenses
General and administrative	13,826	712
Total Operating Expenses	13,826	712

Operating Loss From Operations	(13,826)	(712)

Other Income (Expenses)	-	-

Loss From Operations Before Income Tax	(13,826)	(712)

Provision For Income Tax	400	-

Net Loss	$(14,226)	$(712)

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding	186,543,204	20,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F- 2

OGL Holdings Ltd.

Condensed Statements of Cash Flows

	For the Three Months Ended March 31, 2016	For the Period from January 12, 2015 (Inception) to March 31, 2015
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(14,226)	$(712)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses paid by stockholder and contributed as capital	-	712
Depreciation	751	-
Changes in operating assets and liabilities
Payable to related party	13,475	-
Net Cash Used in Operating Activities	-	-

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities	-	-

Net Increase in Cash and Cash Equivalents	-	-

Cash and Cash Equivalents, Beginning of the Period	-	-

Cash and Cash Equivalents, End of the Period	$-	$-

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$400	$-
Cash paid for interest	$-	$-

Supplemental Disclosures of Non-Cash Investing and Financing Activities
Issuance of common stock in exchange of licensing rights	$122	$-
Purchase of property and equipment	$36,006	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F- 3

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein and except as otherwise noted, the term “Company”, “it(s)”, “our”, “us”, “we” and “OGL” shall mean OGL Holdings Ltd., a Delaware corporation.

OGL Holdings Ltd. (formerly known as Red Grotto Acquisition Corporation) (the “Company”), was incorporated in the State of Delaware on January 12, 2015, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. In March 2015, Red Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In September, 2015, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Red Grotto Acquisition Corporation to OGL Holdings Ltd.

OGL Holdings Ltd. is an early-stage ecologically conscious company formed to design, build and manage an ecological theme park showcasing agriculturally advanced technologies and to produce organic agricultural food utilizing such technology for efficient and non-destructive production. Rapid growth, ecological ignorance, and corporate indifference are things that the Company believes have contributed to the major pollution situation facing China. The Company believes that China is just beginning to develop environmental and ecological programs and the Company intends to help educate and advance these new programs. The agricultural theme park will provide visitors fun attractions and exhibitions including hand picking fruit, seeing high-tech green house cultivation as well as theme park type amusements. The park will provide visitors the opportunity to see the layout and operation of a high-tech smart greenhouse for organic plant cultivation and then use these models for their farms and greenhouses.

Basis of Presentation

The accompanying (a) condensed balance sheet at December 31, 2015 has been derived from the Company’s audited statements, and (b) the condensed unaudited financial statements as of and for the periods ended March 31, 2016 and 2015, have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, and should be read in conjunction with the audited financial statements and related footnotes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2016.  It is management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments), have been made which are necessary for a fair financial statements presentation. The financial statements include all material adjustments (consisting of normal recurring accruals) necessary to make the financial statements not misleading as required by Regulation S-X, Rule 10-01. Operating results for the three months ended March 31, 2016 are not necessarily indicative of the results of operations expected for the year ending December 31, 2016.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company expects to generate revenues through its operation of its Organic Exhibition Garden and an Eco-Agricultural Tourism Theme Park in China. Revenue will consist of sales from entrance tickets to the tourist theme park and selling of produce grown in its agricultural gardens. The Company has sustained operating losses since inception to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profits from its operations. The Company has incurred a net loss of $14,226 for the three months ended March 31, 2016, has a working capital deficit of $49,481, and has an accumulated deficit of $127,467 as of March 31, 2016. These factors, among others raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F- 4

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. The financial statements of the Company conform to accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates of valuation of equity instruments. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “ Fair Value Measurements and Disclosures”,  requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of loan payable to a related party. Pursuant to ASC 820 and ASC 825, “ Financial Instruments” , the fair value of our loan payable to a related party is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured. The Company closely follows the provisions of ASC 605 “ Revenue Recognition ”, which includes the guidelines of Staff Accounting Bulletin No. 104 as described above.  The Company has not recognized any revenue for the three months ended March 31, 2016 and 2015, respectively.

F- 5

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “ Earnings per Share” . ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Licensing Rights

Licensing rights which are stated at cost, relate to the cost of obtaining the license to build Organic Exhibition Garden and an Eco-Agricultural Tourism Theme Park in China. Cost is based on the third party expenditures incurred for obtaining licensing rights. The Company will begin amortizing licensing cost over their estimated remaining useful life when it begins revenue-producing activities. We will determine the useful life of licensing rights after considering the specific facts and circumstances related to each such asset. Factors we consider when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, our long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions.

Equity Instruments Issued to Non-Employees for Acquiring Goods or Services

Issuances of the Company’s common stock or warrants for acquiring goods or services are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The measurement date for the fair value of the equity instruments issued to consultants or vendors is determined at the earlier of (i) the date at which a commitment for performance to earn the equity instruments is reached (a “performance commitment” which would include a penalty considered to be of a magnitude that is a sufficiently large disincentive for nonperformance) or (ii) the date at which performance is complete. However, situations may arise in which counter performance may be required over a period of time but the equity award granted to the party performing the service is fully vested and non-forfeitable on the date of the agreement. As a result, in this situation in which vesting periods do not exist as the instruments fully vested on the date of agreement, the Company determines such date to be the measurement date and will record the estimated fair market value of the instruments granted as a prepaid expense and amortize such amount to general and administrative expense in the accompanying statement of operations over the contract period. When it is appropriate for the Company to recognize the cost of a transaction during financial reporting periods prior to the measurement date, for purposes of recognition of costs during those periods, the equity instrument is measured at the then-current fair values at each of those interim financial reporting dates.

Non-Cash Equity Transactions

Shares of equity instruments issued for non-cash consideration are recorded at the estimated fair market value of the consideration granted based on the estimated fair market value of the equity instrument, or at the estimated fair market value of the goods or services received whichever is more readily determinable.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “ Income Taxes” . The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “ Accounting for Uncertain Income Tax Positions .” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

F- 6

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

Recent Accounting Pronouncements

We qualify as an “ emerging growth company ” under the 2012 JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As an emerging growth company, we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period.

Debt Issuance Costs

In April 2015, the FASB issued ASU 2015-03, " Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs ". This standard update requires an entity to present debt issuance costs on the balance sheet as a direct deduction from the related debt liability as opposed to an asset. Amortization of the costs will continue to be reported as interest expense. The update is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued, and the new guidance would be applied retrospectively to all prior periods presented.  The Company has not adopted ASU 2015-02 as of March 31, 2016, and the adoption is not expected to have an impact on the Company’s financial statements.

New Accounting Pronouncements

In May 2014, and later amended in August 2015, the Financial Accounting Standards Board (“FASB”) issued new Accounting Standards Update (“ASU”) regarding revenue recognition under GAAP. This new guidance will supersede nearly all existing revenue recognition guidance and, and is effective for public entities for annual and interim periods beginning after December 31, 2017. Early adoption is permitted for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of this new guidance on the Company’s financial statements.

In August 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements Going Concern”, which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter. The guidance is not expected to have a material impact on the Company’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The amendments in this update simplify the presentation of deferred taxes by requiring deferred tax assets and liabilities be classified as noncurrent on the balance sheet. These amendments may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The guidance is not expected to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 840), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this standard are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, for a public entity. Early adoption of the amendments in this standard is permitted for all entities and the Company must recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently in the process of evaluating the effect this guidance will have on its financial statements and related disclosures.

The Financial Accounting Standards Board issues Accounting Standard Updates to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company, or (iv) are not expected to have a significant impact on the Company.

F- 7

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of:

	March 31,	December 31,
	2016	2015
	(Unaudited)
Property and equipment	$36,006	$-
Less: accumulated depreciation	(751)	-
Property and equipment, net	$35,255	$-

Depreciation expense for the three months ended March 31, 2016 and 2015 was $751 and $0, respectively.

NOTE 4 – LICENSING RIGHTS

On February 26, 2016, the Company executed a Licensing Agreement (the “License”) with Jiangsu OGL Ecological Agriculture Science and Technology Co. Ltd. (‘Jiangsu OGL”), a company formed under the laws of China. Jiangsu OGL has a (i) business license to operate farming, buy and sell agriculture produce, food processing, permits to build resort units in tourism theme parks, (ii) leasing agreement for 7,020 acres of farmland with Jiangsu Provincial Government for 50 years starting November 26, 2013, and (iii) 49,136 sq. meters Organic Exhibition Garden open to the public for an entrance fee, where visitors can view and experience the greenhouses, plants and purchase fresh produce. The Company has an exclusive right to use Jiangsu OGL’s business license to operate and develop the agricultural business in Jiangsu and develop an Eco-Agricultural Tourism Theme Park on 7,020 acres of farmland (Note 6). The Company agreed to pay (i) Jiangsu OGL, an annual licensing fee of $100,000 for the Organic Exhibition Tourism Theme Park due by March 31, 2017, (ii) Jiangsu OGL’s major partner OGL Group Pte Ltd., $1,000,000 in cash by September 30, 2016, and (iii) issue 1,222,000 shares of the common stock to 38 Jiangsu OGL shareholders valued at the par value of $0.0001 per share since the majority shareholders of Jiangsu OGL are also the principal Officers of the Company, and currently the Company’s stock is not trading due to the registration statement not being effective (Note 5). The Company has acquired the License and has issued 1,222,000 common shares valued at $122 on February 26, 2016. Since the Company and Jiangsu has common management and common control, the Company has not included the $1,000,000 cash consideration payable in the total valuation of licensing rights since the Company has not paid the cash consideration of $1,000,000 as of March 31, 2016. The Company has recorded the fair value of License at $122 at March 31, 2016. The Company has not started generating revenues as a result of obtaining exclusive License. The Company will start amortizing the License over the remaining term of the lease of farmland which expires on November 25, 2063, once the Company starts earning revenues due to the usage of farmland and License.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company is indebted to its Chief Executive Officer (the “Officer”) for payments made to vendors on its behalf. The amount advanced are short-term, unsecured and non-interest bearing. The amount indebted to the Officer was $49,275 and $0 as of March 31, 2016 and December 31, 2015, respectively.

On February 26, 2016, the Company executed a Licensing Agreement with Jiangsu OGL Ecological Agriculture Science and Technology Co. Ltd. The Officer and the Chief Financial Officer of the Company are also the major shareholders of Jiangsu OGL (Note 4). The Company is indebted to Jiangsu OGL a cash consideration of $1,000,000 towards the cost of the License.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal Costs and Contingencies

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received.

The Company has the exclusive right to use Jiangsu OGL’s business license to operate and develop the agricultural business in Jiangsu, China, and build and develop a 3,000 acre Eco-Agricultural Tourism Theme Park on the 7,023 acres of Farmland (Note 4). The Company is committed to pay $100,000 in licensing fees annually starting April 1, 2016 to November 25, 2063. In addition, the Company is obligated to pay $1,000,000 in cash to Jiangsu OGL by September 30, 2016 as a consideration in exchange for the grant of exclusive right to use business license.

If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss. If the Company has the potential to recover a portion of the estimated loss from a third party, the Company makes a separate assessment of recoverability and reduces the estimated loss if recovery is also deemed probable.

F- 8

OGL HOLDINGS LTD.

NOTES TO CONDENSED FINANCIAL STATEMENTS

March 31, 2016 and 2015

(Unaudited)

NOTE 7 – STOCKHOLDERS EQUITY

The Company’s capitalization at March 31, 2016 was 100,000,000 authorized common shares with a par value of $0.0001 per share, and 20,000,000 authorized preferred shares with a par value of $0.0001 per share.

Common Stock

On February 26, 2016, the Company issued 1,222,000 shares of its common stock valued at $0.0001 per share, to 38 Jiangsu OGL non-related investors as partial consideration, in connection with obtaining licensing rights to operate and develop the agricultural business, and exclusive right to build and develop Eco-Agricultural Tourism Theme Park in Jiangsu, China (Note 4). The partial consideration as it related to 1,222,000 shares of common stock was valued at $122 as of March 31, 2016. The common shares issued to 38Jiangsu OGL non-related investors were residents of China. All of the stock certificates issued to the investors have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, the Company has issued the shares in reliance upon the exemptions from registration provided by Section 4a (2) of the Securities Act of 1933 and/or Regulation S.

As a result of all common stock issuances, the total outstanding shares of common stock were 21,222,000 at March 31, 2016.

Preferred Stock

At March 31, 2016, the Company had no shares of preferred stock issued or outstanding.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions that occurred through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements.

F- 9

ANTON & CHIA, LLP	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of OGL Holdings, Ltd.

We have audited the accompanying balance sheet of OGL Holdings, Ltd. (the "Company") as of December 31, 2015, and the related statements of operations, stockholders' deficit, and cash flows for the period from January 12, 2015 (Inception) to December 31, 2015. OGL Holdings, Ltd. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OGL Holdings, Ltd. as of December 31, 2015, and the results of its operations and its cash flows for the period from January 12, 2015 (Inception) to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no principal operations or significant revenue producing activities, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton and Chia, LLP

Anton and Chia, LLP
Newport Beach, CA
March 30, 2016

F- 10

OGL HOLDINGS LTD.

BALANCE SHEET

December 31, 2015
ASSETS
Current assets
Cash	$0

Total assets	$0

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$0

Total liabilities	$0

Stockholders' deficit
Common Stock; $0.0001 par value, 100,000,000 shares authorized; 20,000,000 shares issued and outstanding	2,000

Discount on Common Stock	(2,000)

Additional paid-in capital	113,241
Accumulated deficit	(113,241)

Total stockholders' deficit	0

Total Liabilities and stockholders' deficit	$0

The accompanying notes are an integral part of these financial statements

F- 11

OGL HOLDINGS LTD. .

STATEMENT OF OPERATIONS

For the period from January 12,
2015 (Inception) to
December 31, 2015

Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	113,241

Operating loss	(113,241)

Loss before income taxes	(113,241)

Income tax expense	-

Net loss	$(113,241)

Loss per share - basic and diluted	$(0)

Weighted average shares-basic and diluted	20,000,000

The accompanying notes are an integral part of these financial statements

F- 12

OGL HOLDINGS LTD.

STATEMENT OF CASH FLOWS

For the period from
January 12, 2015
(Inception) to
December 31, 2015

OPERATING ACTIVITIES

Net loss	$(113,241)

Non-Cash adjustments to reconcile loss to net cash
Expenses paid by stockholder and contributed as capital	113,241

Changes in Operating Assets and Liabilities Accrued liabilities	0

Net cash used in operating activities	0

Net increase in cash	0
Cash, beginning of period	-

Cash, end of period	$0

The accompanying notes are an integral part of these financial statements

F- 13

OGL HOLDINGS LTD.

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

				Discount		Total
			on	Additional		Stock-
	Common Stock		Common	Paid-In	Accumulated	holders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, Jan 22, 2015(Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	(2,000)	-	-	0

Additional paid-in capital	-	-	-	113,241	-	113,241

Net loss	-	-	-	-	(113,241)	(113,241)

Balance, Dec 31, 2015	20,000,000	$2,000	$(2,000)	$113,241	$(113,241)	$0

The accompanying notes are an integral part of these financial statements

F- 14

OGL HOLDINGS LTD .

Notes to the Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Company was incorporated in the State of Delaware in January, 2015, and was formerly known as Red Grotto Acquisition Corporation. In March, 2015, Red Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In September, 2015, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Red Grotto Acquisition Corporation to OGL Holdings Ltd.

OGL Holdings Ltd. (the "Company") is an early-stage ecologically conscious company formed to design, build and manage an ecological theme park showcasing agriculturally advanced technologies and to produce organic agricultural food utilizing such technology for efficient and non-destructive production. Rapid growth, ecological ignorance, and corporate indifference are things that the Company believes have contributed to the major pollution situation facing China. The Company believes that China is just beginning to develop environmental and ecological programs and the Company intends to help educate and advance these new programs. The agricultural theme park will provide visitors fun attractions and exhibitions including hand picking fruit, seeing high-tech green house cultivation as well as theme park type amusements. The park will provide visitors the opportunity to see the layout and operation of a high-tech smart greenhouse for organic plant cultivation and then use these models for their farms and greenhouses.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company did not have cash equivalents as of December 31, 2015.

F- 15

OGL HOLDINGS LTD .

Notes to the Financial Statements

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2015.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2015 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2015, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

F- 16

OGL HOLDINGS LTD .

Notes to the Financial Statements

NOTE 2 - GOING CONCERN

Going Concern

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the period ended December 31, 2015. As of December 31, 2015, the Company has an accumulated deficit of $113,241. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. The Company currently has a commitments from Mr. Lim, Kun Lim to pay the operation and expenses of the company until the Company can raise sufficient funds for operation and the business development through issuing new shares .

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

On June 10, 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915). The amendments in this update remove the definition of a development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows, and shareholder's equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. Early adoption is permitted. The Company has adopted this accounting standard. The accounting pronouncement does not have a material effect on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 STOCKHOLDERS' DEFICIT

On Jan 12, 2015, the Company issued 20,000,000 common shares to two directors and officers at a discount of $2,000.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2015, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

Subsequent Events

The Company has signed an agreement with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”) on February 26, 2016.  This agreement grants the Company an exclusive right to use   Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd.’s business license to operate and develop the agriculture and tourism business on 7,020 acres farmland in Jiangsu, China.

F- 17

OGL HOLDINGS LTD.

1,722,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _______, 2016

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$780.32
Edgarizing fees	$1,500.00
Transfer agent fees	$10,000.00
Accounting fee	$5,000.00
Legal fees	$10,000.00

Item 14. Indemnification of Directors and Officers

The Company's Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued the following shares of common stock:

The Company issued 10,000,000 shares on its formation in January 2015 to each of James Cassidy and James McKillop of which all but 500,000 shares were redeemed pro rata.

As part of a change in control of the Company, on September 22, 2015 the Company issued 19,500,000 shares of its common stock to

Lim, Kun Lim	5,202,000
Tian, ChunZhi	4,998,000
Jiangsu O.G.L. Ecological Agriculture
Science and Technology Co., Ltd.	9,200,000
SG Resources Inc.	100,000

On February 26, 2016, the Company entered into a Licensing Agreement with Jiangsu O.G.L. Ecological Agriculture Science and Technology Co., Ltd. (“Jiangsu OGL”). The Company will pay an aggregate value of $6,499,000 for the exclusive right to use Jiangsu OGL’s business license, to build a 3000 acre Eco-Agriculture Tourism Theme Park in China and the right to lease the Organic Exhibition Garden. This aggregate value includes 1,222,000 shares, equivalent to $5,499,000 (calculated at $4.50 per share), to 38 Jiangsu OGL shareholders. These shares were issued pursuant to Regulation S of the Securities Act.

The following table sets forth ownership of shares held by each investor person who is a selling shareholder.

	Before Offering		After Offering
Name of Selling Shareholder	# Shares	Percent (1)	# Shares	Percent
PAN LING ER	1000	*	0	0%
MENG QIONG	10000	*	0	0%
TANG JI LIANG	20000	*	0	0%
CHENG MIN QIANG	10000	*	0	0%
ZHU XU	5000	*	0	0%
ZHANG XIA	5000	*	0	0%
ZNEG XIU ZHU	10000	*	0	0%
DENG LI NA	1000	*	0	0%
LI YAN ZHEN	30000	*	0	0%
QI XIAN CHEN	4000	*	0	0%
SI NA	20000	*	0	0%
HU JIN	3000	*	0	0%
RUI HONG QUAN	10000	*	0	0%
PENG XING	5000	*	0	0%
LIM ING HUEY	300000	1.4%	0	0%
CHENG JIE	60000	*	0	0%
KELVIN LIM CHING SONG	50000	*	0	0%
LIN FU IC	5000	*	0	0%
LOW SOW KUAN	55000	*	0	0%
NG CHONG BIN	5000	*	0	0%
OHG GWEK NEOH	100000	*	0	0%
YEO LAY YAN	50000	*	0	0%
ANG TUAN CHAI	50000	*	0	0%
LUO YUN	5000	*	0	0%
NG LOO HOE	50000	*	0	0%
PU MUI PANG	50000	*	0	0%
TOH ENG WAH	50000	*	0	0%
CHENG CHUAN	210000	1%	0	0%
HUANG HAI TAO	10000	*	0	0%
SIEW BENG YIU	20000	*	0	0%
TIAN QING	5000	*	0	0%
WANG JUN LI	5000	*	0	0%
YU KAI JIE	1000	*	0	0%
ZHU TAO	1000	*	0	0%
GUO QING ZONG	1000	*	0	0%
ZHONG XIU JUAN	1000	*	0	0%
LIANG ZHI YUN	2000	*	0	0%
LIN LI	2000	*	0	0%
TIBER CREEK CORPORATION(2)	250000	1.2%	0	0%
ABN BRIDGE CORPORATION(3)	250000	1.2%	0	0%
	1722000

*	Less than 1%.
(1)	Based on 21,222,000 shares outstanding as of the date of this prospectus.
(2)	Tiber Creek Corporation provides certain services to the Company as discussed herein. Mr. James Cassidy is the president, a director and the sole shareholder of Tiber Creek Corporation, and thus may be deemed the beneficial owner of the shares held by Tiber Creek Corporation.
(3)	ABN Bridge Corporation works with Tiber Creek Corporation to provide services to the Company. Mr. James McKillop is the sole shareholder of ABN Bridge Corporation, and thus may be deemed the beneficial owner or the shares held by ABN Bridge Corporation.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investors acknowledged the following: the investor is not a United States Person, nor is the investor acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the investor to purchase the shares have been obtained from United States Persons.  “ United States Person ” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means:

(i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

Each of the individuals or entities had access to information about our business and financial condition and was deemed capable of protecting their own interests.  The securities were issued pursuant to the private placement exemption provided by Regulation S and/or Rule 506 of the Securities Act.  These are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act and the stock certificates bear a legend limiting the resale thereof.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1	Certificate of Incorporation (exhibit to Form 10-12G filed March 2, 2015)
3.2	By-laws (exhibit to Form 10-12G filed March 2, 2015)
3.3	Sample stock certificate (exhibit to Form 10-12G filed March 2, 2015)
5.0	Opinion of Counsel on legality of securities being registered
10.1	Licensing Agreement dated February 26, 2016 (exhibit to Form S-1 filed March 30, 2016)
23.1	Consent of Independent PCOAB public accounting firm.
23.2	Consent of Attorney (filed as part of Exhibit 5.0)

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Jiangsu Province, People Republic of China on June 16, 2016.

OGL HOLDINGS LTD.

/s/Tian, Chun Zhi
Chief Executive Officer

/s/Cheng, Yee Fai Fred
Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Lim, Kun Lim	Chairman, President and Director	June 16, 2016
Lim, Kun Lim

/s/ Tian, ChunZhi	Chief Executive Officer and Director	June 16, 2016
Tian, ChunZhi

/s/ Cheng, Yee Fai Fred	Chief Financial Officer and Principal Accounting Officer and Director	June 16, 2016
Cheng, Yee Fai Fred